                                                                     Exhibit 4.4



                      ----------------------------------

                                WARRANT AGREEMENT

                            Dated as of July 27, 1999

                                 by and between

                              HERCULES INCORPORATED

                                       and

                            THE CHASE MANHATTAN BANK
                                as Warrant Agent
                      ----------------------------------

                                TABLE OF CONTENTS

                                Table of Contents

                                                                           Page
                                                                           ----
SECTION 1.     Certain Definitions.......................................    1

SECTION 2.     Appointment of Warrant Agent..............................    6

SECTION 3.     Issuance of Warrants; Warrant Certificates................    6

SECTION 4.     No Rights as Holder of Warrant Shares Conferred by
               Warrants or Warrant Certificates.........................    10

SECTION 5.     Enforcement of Rights....................................    10

SECTION 6.     Terms of Warrants; Exercise of Warrants..................    11

SECTION 7.     Payment of Taxes.........................................    14

SECTION 8.     Reservation of Warrant Shares............................    14

SECTION 9.     Obtaining Stock Exchange Listings........................    15

SECTION 10.    Adjustment of Exercise Price Per Share, Warrant Exercise
               Price and Number of Warrant Shares Issuable..............    15

SECTION 11.    Statement on Warrants....................................    23

SECTION 12.    No Dilution or Impairment; Capital and Ownership
               Structure................................................    23

SECTION 13.    Fractional Interest......................................    23

SECTION 14.    Notices to Warrant Holders; No Rights as Shareholders....    24

SECTION 15.    Merger, Consolidation or Change of Name of Warrant Agent.    25

SECTION 16.    Warrant Agent............................................    26

SECTION 17.    Resignation and Removal of Warrant Agent; Appointment of
               Successor................................................    28

SECTION 18.    Reports..................................................    29

SECTION 19.    Notices..................................................    29

SECTION 20.    Supplements and Amendments...............................    30

SECTION 21.    Successors...............................................    31

SECTION 22.    Termination..............................................    31

SECTION 23.    Governing Law............................................    31

SECTION 24.    Benefits of This Agreement...............................    31

SECTION 25.    Counterparts.............................................    31

            WARRANT AGREEMENT, dated as of July 27, 1999 (the "Agreement"), between Hercules Incorporated, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and The Chase Manhattan Bank, a New York banking corporation, as warrant agent (the "Warrant Agent").

            WHEREAS, the Company proposes to issue up to 400,000 warrants, as hereinafter described (the "Warrants"), to purchase up to an aggregate of 9,367,680 shares of the Company's common stock, without par value ($25/48 stated value) (the "Common Stock"), in connection with the offering by the Company and Hercules Trust II, a statutory business trust formed under the Business Trust Act of the State of Delaware (the "Trust"), of up to 400,000 CRESTS(SM) Units (the "CRESTS Units"), each CRESTS Unit consisting of one preferred security of the Trust (collectively the "Preferred Securities"), and one Warrant to purchase
23.4192 shares of the Common Stock.

            WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant Certificates (as defined below) and other matters as provided herein.

            NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, and for the purpose of defining the respective rights and obligations of the Company, the Warrant Agent and the Holders (as defined below), the parties hereto agree as follows:

            SECTION 1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

            "ACCRETED LIQUIDATION AMOUNT" means, at any date, the sum of the initial purchase price of a Preferred Security (i.e. $741.46) plus accrual of the discount (i.e. the difference between the scheduled liquidation amount of $1,000 payable in respect of such Preferred Security on June 30, 2029 and such initial purchase price), calculated from July 27, 1999 to the date of calculation on a quarterly bond equivalent yield basis using a 360-day year of twelve 30-day months until such sum equals $1,000 on June 30, 2029; provided however, if the Preferred Securities are Remarketed, then at all times on and after the Reset Date, the term "Accreted Liquidation Amount" shall mean the "Accreted Liquidation Amount" calculated as described above as of the Reset Date.

            "ACQUISITION RESET EVENT" shall occur if (i) all of the shares of Common Stock are acquired by a third party and all or a portion of the consideration for such acquisition involves cash and (ii) the total consideration per share of Common Stock exceeds the Exercise Price Per Share (after giving effect to the reduction of the Warrant Exercise Price as contemplated in Section 6.3 hereof upon the occurrence of a Reset Event).

            "AFFILIATE" has the same meaning given to that term in Rule 405 under the Securities Act or any successor rule thereunder.

            "AGGREGATE MARKET CAPITALIZATION" means the product of the Current Market Price of a share of Common Stock multiplied by the number of shares of Common Stock then outstanding.

            "AGREEMENT" means this Warrant Agreement, dated as of July 27, 1999, including all exhibits hereto, as amended or supplemented from time to time.

            "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for, or exercise of, any beneficial interests in the Global Warrant (including a Global Warrant that is a component of a CRESTS Unit), the rules and procedures of the Depositary that apply to such transfer, exchange, or exercise as made available by the Depositary to the Company, the Warrant Agent and others from time to time upon request.

            "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York or Wilmington, Delaware are authorized or required by law, regulation or executive order to close.

            "CLOSING TIME" means the Closing Time as defined in the Underwriting Agreement.

            "COMMISSION" means the United States Securities and Exchange Commission as from time to time constituted or, if at any time after the execution of this Agreement such Commission is not existing and performing the duties now assigned to it under applicable federal securities laws, then the body performing such duties at such time.

            "COMMON STOCK" means the common stock, without par value ($25/48 stated value), of the Company.

            "CURRENT MARKET PRICE" means the per share average of the daily closing prices of the Common Stock for the five consecutive Trading Days selected by the Company commencing not more than 30 Trading Days before, and ending not later than, the earlier of the day in question and the day before the Ex Date with respect to the issuance or distribution requiring such computation.

            "DEBENTURES" means the Series A Junior Subordinated Deferrable Interest Debentures of the Company.

            "DEFINITIVE WARRANT" means the Warrants in certificated form registered in the name of the Holder thereof, as evidenced by Warrant Certificates substantially in the form of Exhibit A hereto except that such Warrant Certificates shall not bear the Global Warrant Legend and shall not have the "Schedule of Exchanges of Interests of Global Warrant" attached thereto.

            "DEPOSITARY" means the Person specified in Section 3.3 hereof as the Depositary with respect to the Warrants, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Agreement.

            "DTC" means The Depository Trust Company.

            "EX DATE", when used with respect to any issuance or distribution, means the first date on which the Common Stock trades the regular way on the exchange or market in which the Common Stock is then trading without the right to receive such issuance or distribution.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

            "EXERCISE DATE" means any Business Day on which a Holder elects to exercise its Warrants in accordance with terms of this Agreement.

            "EXERCISE PRICE PER SHARE" means the purchase price per share of Common Stock paid or payable upon the exercise of a Warrant in accordance with the terms of this Agreement, which price shall initially be equal to $42.70, subject to adjustment pursuant to Section 10 hereof.

            "EXPIRATION DATE" means March 31, 2029, subject to acceleration pursuant to Section 6.3 hereof and extension pursuant to Section 6.4 hereof, or if any such date is not a Business Day, the next succeeding Business Day.

            "FAILED REMARKETING" means that the Remarketing Agent is unable to Remarket all of the Preferred Securities to be Remarketed at the Remarketing Rate prior to the close of business on the fifth Business Day following the Reset Date or all of the conditions precedent to the Remarketing have not been fulfilled, in each case, as contemplated in the Trust Agreement.

            "GLOBAL WARRANT" means one or more Warrant Certificates representing Warrants in book-entry form, registered in the name of Cede & Co. or such other nominee designated by the Depositary and issued in the form of one or more global certificates in accordance with Section 3.1(b) hereof, as evidenced by Warrant Certificates substantially in the form of Exhibit A hereto.

            "GLOBAL WARRANT LEGEND" means the legend set forth in Section 3.5(d) which is required to be placed on the Warrant Certificates for the Global Warrant.

            "HOLDER" means any Person in whose name a Warrant Certificate shall be registered in the register maintained by the Warrant Registrar.

            "INDENTURE" means the Junior Subordinated Debentures Indenture, dated as of March 17, 1999, between the Company and The Chase Manhattan Bank, as trustee, relating to the Debentures, as amended or supplemented from time to time, including the First Supplemental Indenture thereto, dated as of July 27, 1999.

            "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Warrant through a Participant.

            "OFFICER" means, with respect to any Person, the Chief Executive Officer, the Chief Financial Officer, the President or a Vice President of such Person.

            "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Warrant Agent in form and substance reasonably acceptable to the Warrant Agent. The counsel may be an employee of or counsel to the Company, any subsidiary of the Company or the Warrant Agent.

            "PARTICIPANT" means, with respect to the Depositary, a Person who has an account with the Depositary.

            "PERSON" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

            "PROSPECTUS" means the prospectus included in the Shelf Registration Statement at the time the Shelf Registration Statement was declared effective, as amended or supplemented by any prospectus supplement and by all other amendments, including post-effective amendments, and supplements thereto, and all material incorporated by reference therein.

            "REMARKETING" means a remarketing of Preferred Securities in accordance with the terms of the Trust Agreement, and "Remarket" and "Remarketed" have related meanings.

            "REMARKETING AGENT" means a nationally recognized investment banking firm selected by the Company.

            "REMARKETING RATE" means, in the event of a Remarketing, the annual distribution rate that enables a resale of the Preferred Securities at a price equal to at least 100.25% (after provision for the fee of the Remarketing Agent) of the Accreted Liquidation Amount thereof as of the Reset Date, plus accumulated distributions, if any, to the Reset Date.

            "RESET DATE" has the meaning assigned to such term in Section 6.3 hereof.

            "RESET EVENT" means an Acquisition Reset Event or a Trading Reset Event.

            "RESPONSIBLE OFFICER" when used with respect to the Warrant Agent, means any officer within the corporate trust department of the Warrant Agent, including any vice president, any assistant vice president, assistant secretary, assistant treasurer, trust officer or any other authorized representative of the Warrant Agent who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

            "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, or any successor legislation.

            "SHELF REGISTRATION STATEMENT" means the registration statement (File No. 333-63423) relating to the registration for resale of Warrant Shares that has been filed with and declared effective by the Commission pursuant to this Agreement, and all amendments (including post-effective amendments) thereto, and all exhibits and material incorporated by reference therein.

            "TRADING DAY" means any day on which shares of Common Stock, or any other capital stock exchangeable for the Common Stock in accordance with Section 10(b) hereof, are traded on the New York Stock Exchange or, if such shares are not then listed or admitted for trading on the New York Stock Exchange, on the principal national securities exchange on which such shares are listed or admitted or, if such shares are not then listed or admitted for trading on any national securities exchange, on the Nasdaq National Market or, if such shares are not then quoted on the Nasdaq National Market, in the applicable securities market in which such shares are then traded.

            "TRADING RESET EVENT" shall occur if (A)(i) on any date after July 27, 2004, the closing price of the Common Stock (taking into account any other capital stock issued in exchange for the Company's Common Stock, calculated on an as adjusted basis for each share of the Company's Common Stock) has exceeded $51.24 for at least 20 Trading Days within the immediately preceding 30 Trading Days and (ii) the Company elects, at its option, to cause the Remarketing of the Preferred Securities to occur and, as described in Section 6 hereof, to accelerate the Expiration Date of the Warrants, and gives written notice of any such election to the holders of the CRESTS Units, the Preferred Securities and the Warrants or (B) if there is no prior Remarketing, on January 31, 2029, the closing price of the Common Stock (taking into account any other capital stock issued in exchange for the Company's Common Stock, calculated on an as adjusted basis for each share of the Company's Common Stock) has exceeded $40.56 for at least 20 Trading Days within the immediately preceding 30 Trading Days.

            "TRUST AGREEMENT" means the Amended and Restated Trust Agreement of the Trust, dated as of July 27, 1999, among the Company, as sponsor, Israel J. Floyd, Jan M. King and Stuart C. Shears, as administrative trustees, The Chase Manhattan Bank, as property trustee, and Chase Manhattan Bank Delaware, as Delaware trustee, as amended or supplemented from time to time.

            "UNDERWRITING AGREEMENT" means the Underwriting Agreement, dated July 21, 1999, by and among the Company, the Trust and the underwriters named therein relating to the CRESTS Units.

            "UNIT AGREEMENT" means the Unit Agreement, dated as of July 27, 1999, among the Company, the Trust and The Chase Manhattan Bank, as unit agent.

            "WARRANT CERTIFICATE" has the meaning assigned to such term in
Section 3.1(a) hereof.

            "WARRANT COUNTERSIGNATURE ORDER" has the meaning assigned to such term in Section 3.2 hereof.

            "WARRANT EXERCISE PRICE" means the purchase price for all shares of Common Stock paid or payable upon the exercise of a Warrant in full in accordance with the terms of this Agreement, which price shall initially be equal to $1,000, subject to adjustment pursuant to Sections 6.3 and 10(o) hereof.

            "WARRANT REGISTRAR" has the meaning assigned to such term in Section
3.3 hereof.

            "WARRANT SHARES" means the shares of Common Stock issued or issuable upon the exercise of the Warrants, which shall initially be equal to 23.4192 shares per Warrant, subject to adjustment pursuant to Section 10 hereof.

            SECTION 2. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the terms set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

            SECTION 3. Issuance of Warrants; Warrant Certificates.

            3.1. Form and Dating.

      (a) General.

            The Warrants shall be evidenced by one or more certificates (the "Warrant Certificates") substantially in the form of Exhibit A hereto. The Warrant Certificates may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Warrant Certificate shall be dated the date of the Warrant Agent's countersignature. Warrants that are part of a CRESTS Unit will not bear a CUSIP number separate from that of the CRESTS Units and Warrants that are not components of a CRESTS Unit will bear a separate "CUSIP" number.

            The terms and provisions contained in the Warrant Certificates shall constitute, and are hereby expressly made, a part of this Agreement. The Company and the Warrant Agent, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Warrant Certificate conflicts with the express provisions of this Agreement, the provisions of this Agreement shall govern and be controlling.

      (b) Global and Definitive Warrants.

            Warrants issued in certificated form shall be evidenced by Warrant Certificates substantially in the form of Exhibit A attached hereto (but without the Global Warrant Legend thereon and without the "Schedule of Exchanges of Interests of Global Warrant" attached thereto). Warrants issued in book-entry form shall be evidenced by Warrant Certificates substantially in the form of Exhibit A attached hereto (including the Global Warrant Legend thereon).

            The Global Warrant shall represent such of the outstanding Warrants as shall be specified in the "Schedule of Exchanges of Interests of Global Warrant" attached thereto or otherwise in accordance with the Applicable Procedures. A Global Warrant that is not a component of a CRESTS Unit initially shall have a zero balance, and the Warrant Agent shall make the necessary endorsement to the "Schedule of Exchanges of Interests of Global Warrant" or otherwise comply with the Applicable Procedures to increase the number of outstanding Warrants represented by a Global Warrant that is not a component of a CRESTS Unit upon a separation of the components in a CRESTS Unit in accordance with the Unit Agreement. The Warrant Agent shall make such other necessary endorsements to the Global Warrant to reflect the appropriate number of outstanding Warrants represented thereby.

            3.2. Execution.

            An Officer shall sign the Warrant Certificates for the Company by manual or facsimile signature. If the Officer whose signature is on a Warrant Certificate no longer holds the required office at the time a Warrant Certificate is countersigned, the Warrants evidenced thereby shall nevertheless be valid.

            A Warrant Certificate duly executed by an Officer of the Company shall not be valid for any purpose until countersigned by the manual signature of the Warrant Agent. The Warrant Agent's countersignature shall be conclusive evidence, and the only evidence, that the Warrant evidenced by the applicable Warrant Certificate have been properly issued under this Agreement.

            The Warrant Agent shall, upon a written order of the Company signed by an Officer (a "Warrant Countersignature Order"), countersign duly executed Warrant Certificates for original issue up to the number stated in the preamble hereto and deliver such Warrant Certificates in accordance with such Warrant Countersignature Order. Subsequent to issuance of the Warrant Certificates contemplated in the Underwriting Agreement, the Warrant Agent shall countersign duly executed Warrant Certificates only if issued in exchange or substitution for one or more previously countersigned Warrant Certificates or in connection with their transfer as provided in Section 3.5 hereof.

            The Warrant Agent may appoint an agent acceptable to the Company to countersign Warrant Certificates. Such an agent may countersign Warrant Certificates whenever the Warrant Agent may do so. Each reference in this Warrant Agreement to a countersignature by the Warrant Agent includes a countersignature by such agent. Such an agent has the same rights as the Warrant Agent to deal with the Company or an Affiliate of the Company.

            3.3. Warrant Registrar.

            The Company shall maintain an office or agency where Warrants may be presented for registration of transfer or for exchange (the "Warrant Registrar"). The Warrant Registrar shall keep a register of the Warrants and of their transfer and exchange. The Company may appoint one or more co-Warrant Registrars. The term "Warrant Registrar" includes any co-Warrant Registrar. The Company may change any Warrant Registrar without notice to any Holder. The Company shall notify the Warrant Agent in writing of the name and address of any Warrant Registrar not a party to this Warrant Agreement. If the Company fails to appoint or maintain another entity as Warrant Registrar, the Warrant Agent shall act as such.

            The Company initially appoints the Warrant Agent to act as the Warrant Registrar with respect to the Global Warrant and any Definitive Warrants.

            The Company initially appoints DTC to act as Depositary with respect to the Global Warrants.

            3.4. Holder Lists.

            The Warrant Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Warrant Agent is not the Warrant Registrar, the Company shall promptly furnish to the Warrant Agent at such times as the Warrant Agent may request in writing a list in such form and as of such date as the Warrant Agent may reasonably require of the names and addresses of the Holders.

            3.5. Transfer and Exchange.

      (a) Transfer and Exchange of the Global Warrant.

            The Global Warrant may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Global Warrant will be exchanged by the Company for Definitive Warrants if (i) the Company delivers to the Warrant Agent notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Warrant (in whole but not in part) should be exchanged for Definitive Warrants and delivers a written notice to such effect to the Warrant Agent or (iii) a default under this Agreement has occurred and is continuing. Upon the occurrence of any of the events in (i),
(ii) or (iii) above, Definitive Warrants shall be issued in such names, and issued in any denominations, as the Depositary shall instruct the Warrant Agent in writing. The Global Warrant also may be exchanged or replaced, in whole or in part, as provided in Section 3.6 hereof.

      (b) Transfer and Exchange of Beneficial Interests in the Global Warrant.

            The transfer and exchange of beneficial interests in the Global Warrant shall be effected through the Depositary in accordance with the provisions of this Agreement and the Applicable Procedures. Beneficial interests in the Global Warrant may be transferred to Persons who take delivery thereof in the form of beneficial interests in the Global Warrants without delivering any written orders or instructions to the Warrant Registrar to effect such transfers.

      (c) Transfer and Exchange of Beneficial Interests in Definitive Warrants.

            The transfer or exchange of Definitive Warrants shall be effected through the Warrant Registrar in accordance with the provisions of this Agreement. Prior to such transfer or exchange, the requesting Holder shall present or surrender to the Warrant Registrar the Definitive Warrants duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Warrant Registrar duly executed by such Holder or by its attorney, duly authorized in writing.

      (d) Legend. The following legend shall appear on the face of the Global
Warrants:

      "THIS WARRANT CERTIFICATE IS A GLOBAL WARRANT WITHIN THE MEANING OF THE WARRANT AGREEMENT, DATED AS OF JULY 27, 1999, AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") OR A NOMINEE OF THE DEPOSITARY. THIS WARRANT CERTIFICATE IS EXCHANGEABLE FOR WARRANTS REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN SUCH WARRANT AGREEMENT, AND NO TRANSFER OF THIS WARRANT CERTIFICATE (OTHER THAN A TRANSFER OF THIS WARRANT CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF

      THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

      UNLESS THIS WARRANT CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO HERCULES INCORPORATED OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY WARRANT CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

      (e) General Provisions Relating to Transfers and Exchanges.

            (i) To permit registrations of transfers and exchanges of Warrant Certificates, the Company shall execute the Warrant Certificates at the Warrant Registrar's request. The Warrant Agent shall countersign and deliver the Warrant Certificates in accordance with the provisions of
      Section 3.2 hereof.

            (ii) No service charge shall be made for any registration of transfer or exchange of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamps or other tax or governmental charge payable in connection therewith.

            (iii) The Warrant Certificates issued upon any registration of transfer or exchange shall be duly authorized, executed and delivered and shall be valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered upon such registration of transfer or exchange.

            (iv) Prior to due presentment for the registration of transfer of any Warrant Certificate, the Warrant Agent, the Warrant Registrar and the Company may deem and treat the Person in whose name any Warrant Certificate is registered as the absolute owner of such Warrant Certificate for all purposes and none of the Warrant Agent, the Warrant Registrar or the Company shall be affected by notice to the contrary.

            3.6. Replacement Warrant Certificates.

            Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it and the Company of the ownership of and the loss, mutilation, theft or destruction of any Warrant Certificate and of such security or indemnity as may be required by the Company and the Warrant Agent to hold each of them and any agent of them harmless and, in the case of mutilation of a Warrant Certificate, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, mutilated, stolen or destroyed Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing a like number of Warrants. Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, mutilated, stolen or destroyed Warrant Certificate shall represent an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of lost, mutilated, stolen or destroyed Warrant Certificates.

            3.7. Cancellation.

            The Company may at any time deliver Warrant Certificates representing Warrants acquired by the Company to the Warrant Agent for cancellation. In addition, the Warrant Registrar shall forward to the Warrant Agent any Warrant Certificates surrendered to the Warrant Registrar for registration of transfer, exchange or exercise. The Warrant Agent shall cancel all Warrant Certificates surrendered for registration of transfer, exchange, exercise, replacement or cancellation and shall return such canceled Warrant Certificates to the Company. The Company may not issue new Warrant Certificates to replace Warrants that have been exercised or that have been delivered to the Warrant Agent for cancellation.

            3.8. Amendment to Warrant Certificates.

            In the event the Company is required to issue replacement Warrant Certificates because of amendments to the provisions of this Agreement or the terms of the Warrants affecting the Warrant Certificates (as a result of a Remarketing or otherwise in accordance with Section 20 hereof), the Company shall execute and deliver such replacement Warrant Certificates to the Warrant Agent and the Warrant Agent shall manually countersign and deliver such replacement Warrant Certificates to the Holders of the prior Warrant Certificates in accordance with the directions of the Company. The Holders, by acceptance of the Warrant Certificates, expressly waive any and all rights to enforce the provisions of the prior Warrant Certificates after the replacement Warrant Certificates are issued and delivered. The prior Warrant Certificates shall be deemed to be canceled as of the effective date of the applicable amendment, and shall no longer be outstanding.

            SECTION 4. No Rights as Holder of Warrant Shares Conferred by Warrants or Warrant Certificates. No Warrant Certificate or Warrant evidenced thereby shall entitle the Holder or any beneficial owner thereof to any of the rights of a holder or beneficial owner of Warrant Shares.

            SECTION 5. Enforcement of Rights. Notwithstanding any of the provisions of this Agreement, any Holder of a Warrant Certificate or the beneficial owner of any Warrant evidenced thereby, without the consent of the Warrant Agent, the Holder of any other Warrant Certificate or any other party, may, in its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, its right to exercise its Warrants in the manner provided in the Warrant Certificate evidencing such Warrants and in this Agreement.

            SECTION 6. Terms of Warrants; Exercise of Warrants.

            6.1. Exercise of Warrants.

            Subject to Section 6.4 hereof, each Holder shall have the right to exercise all or any portion of its Warrants at any time (or from time to time) prior to 5:00 p.m., New York City time, on any Business Day on or prior to the Expiration Date and, upon exercise of such Warrants in compliance with the procedures set forth in Section 6.2, to receive from the Company the number of fully paid and nonassessable Warrant Shares which the Holder is entitled to receive in accordance with the terms of such Warrants and this Agreement of such Warrants; provided, however, that a Warrant may be exercised only in whole and not in part.

            Each Warrant not exercised prior to 5:00 p.m., New York City time, on the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

            6.2. Procedures.

            In order to exercise all or any of the Warrants represented by a Warrant Certificate, prior to 11:00 a.m., New York City time, on an Exercise Date, (i)(A) in the case of Definitive Warrants, the Holder thereof must surrender for exercise the Warrant Certificate to the Company at the office of the Warrant Agent at its New York corporate trust office or (B) in the case of a beneficial interest in the Global Warrant, the exercising Holder's Participant whose name appears on a securities position listing of the Depositary as the recordholder of such beneficial interest must comply with the Applicable Procedures relating to the exercise of such beneficial interest in the Global Warrant, (ii) the exercising Holder's Participant or the Holder thereof, as applicable, must deliver to the Company at the office of the Warrant Agent an election to purchase Warrant Shares in the form set forth on the reverse of the Warrant Certificate duly completed and signed, which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program and (iii) the exercising Holder's Participant, the Holder thereof or, as contemplated by
Section 6.3 hereof, the Remarketing Agent, as applicable, must present payment to the Warrant Agent for the account of the Company of the Exercise Price Per Share for the number of Warrant Shares in respect of which such Warrants are being exercised. For purposes of the foregoing, the Warrant Agent is entitled to conclusively rely on written instructions received from the Depositary regarding any exercise of Warrants evidenced by a Global Warrant.

            Payment of the Exercise Price Per Share shall be made in cash (including the automatic application of a portion of the proceeds of any Remarketing of Preferred Securities contemplated in Section 6.3 hereof) by wire transfer to an account designated by the Company or by certified or official bank check, payable to the order of the Company in United States dollars.

            Subject to Section 6.4 hereof, upon satisfaction of the conditions specified in this Section, the Warrant Agent shall thereupon promptly notify the Company or the transfer agent for the Common Stock (the "Transfer Agent"), and the Company shall promptly transfer to the Holder of the applicable Warrant Certificate a certificate or certificates for the requisite number of Warrant Shares or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, and shall deliver such certificate or certificates representing the Warrant Shares and any other securities or property (including any money) to the person or persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 13 hereof. Any such certificate or certificates representing the Warrant Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a Holder of record of such Warrant Shares as of the date the conditions specified in this Section are satisfied.

            If less than all the Warrants evidenced by a Definitive Warrant are exercised, such Definitive Warrant shall be surrendered and a new Definitive Warrant of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company and delivered to the Warrant Agent and the Warrant Agent shall countersign the new Definitive Warrant, registered in such name or names as may be directed in writing by the Holder, and shall deliver the new Definitive Warrant to the Person or Persons entitled to receive the same. If less than all the Warrants evidenced by the Global Warrant are exercised, the Warrant Agent shall make such notations on the "Schedule of Exchanges of Interests of Global Warrant" to the Global Warrant or otherwise comply with the Applicable Procedures to reflect the change in the number of Warrants represented by the Global Warrant resulting from such exercise.

            All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Warrant Agent in accordance with Section 3.7 hereof. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

            6.3. Reset Event.

            Upon the occurrence of a Reset Event (other than a Reset Event within the meaning of clause (B) of the definition of a Trading Reset Event in
Section 1 of this Agreement), if any, the Company shall select a date, not less than 30 nor more than 60 days after the date notice is given to the Holders and not more than 70 days after the occurrence of such Reset Event, on which the modifications to the terms of the Warrants specified in the immediately succeeding paragraph shall become effective (the "Reset Date"). In addition, upon the occurrence of a Reset Event within the meaning of clause (B) of the definition of a Trading Reset Event in Section 1 of this Agreement, the "Reset Date" shall automatically be the date 15 Business Days prior to the Expiration Date. The Company shall give the Holders and the Warrant Agent notice of the Reset Date relating to a Reset Event not less than 30 nor more than 60 days prior to such Reset Date.

            The following modifications to the terms of the Warrants shall become effective as of the Reset Date, if any: (i) the Expiration Date shall be accelerated to the date 15 Business Days following the Reset Date, except in the case of a Reset Event within the meaning of clause (B) of the definition of a Trading Reset Event in Section 1 of this Agreement and (ii) the Warrant

Exercise Price on the Reset Date shall be reduced to the Accreted Liquidation Amount of a Preferred Security as of the Reset Date, plus accumulated distributions, if any, on a Preferred Security to the Reset Date.

            Notwithstanding the foregoing, there shall not be a "Reset Date" if
(i) in the case of a Trading Reset Event, an Event of Default under the Trust Agreement or a deferral of distributions to holders of the Preferred Securities has occurred and is continuing; (ii) in the case of a Trading Reset Event, the closing price of the Common Stock on the New York Stock Exchange (or, if not then listed on such exchange, any other national securities exchange) as of the fifth Business Day preceding the Reset Date or as of the Reset Date is less than the Exercise Price Per Share (determined without regard to the Reset Date);
(iii) in the case of a Trading Reset Event, (A) the Shelf Registration Statement is not effective under the Securities Act or (B) the Company shall have notified the Warrant Agent, which notice shall not have been withdrawn by it, that it is unable as of the Reset Date to deliver a then current Prospectus to exercising Holders; or (iv) there is a Failed Remarketing.

            If (i) the Company fails to specify a Reset Date when required to do so or a Reset Date is deemed not to have occurred, (ii) a holder of Preferred Securities has not satisfied the conditions for Remarketing such Preferred Securities that are contemplated in the Trust Agreement or (iii) Holders exercising their Warrants do not hold such Warrants as part of complete CRESTS Unit on the Reset Date (i.e. the Warrant and Preferred Security components of a CRESTS Unit have been separated), then Holders of Warrants will be required to tender cash in order to exercise such Warrants in accordance with the procedures set forth in Section 6.2 hereof. If, however, (i) a Reset Date has occurred,
(ii) a Holder exercising its Warrants holds such Warrants as part of complete CRESTS Units on the Reset Date and (iii) the Holder has satisfied the conditions for Remarketing of the Preferred Securities held as part of such CRESTS Units contemplated in the Trust Agreement, then the portion of the proceeds of the Remarketing equal to the Warrant Exercise Price on the Reset Date will automatically be applied by the Remarketing Agent to pay the Warrant Exercise Price of the Warrants delivered to the Remarketing Agent.

            6.4. Restrictions on Ability to Exercise Warrants.

            The Company shall use its best efforts to (i) maintain the effectiveness of the Shelf Registration Statement under the Securities Act, (ii) register or qualify on or prior to the Exercise Date, unless exempt, the Warrant Shares under the securities laws of the state of residence of the exercising Holders and (iii) deliver a then current Prospectus on or prior to the Exercise Date that does not include a material misstatement or omission to exercising Holders. The Company shall deliver to the Warrant Agent a copy of the Shelf Registration Statement and any Prospectus and any amendment or supplement thereto as may be filed or delivered from time to time.

            Warrants will not be exercisable if, on the Exercise Date, (i) the Shelf Registration Statement is not then effective under the Securities Act, unless the sale of the Warrant Shares upon exercise of the Warrants is exempt from the registration requirements of the Securities Act, (ii) the Warrant Shares are not then registered or qualified under the securities laws of the state of residence of the exercising Holder, unless the sale of the Warrant Shares is exempt under such state securities laws or (iii) the Company has notified the Warrant Agent, which notice shall not have been withdrawn by it, that it is unable as of the Exercise Date to deliver a then current Prospectus to exercising Holders. If the circumstances described in clause (i), (ii) or (iii) above occur during the 90 days immediately preceding the originally scheduled Expiration Date, then the Expiration Date will be extended to the first date after the originally scheduled Expiration Date for which the Company has maintained the effectiveness of the Shelf Registration Statement under the Securities Act (and the registration or qualification of the shares of Common Stock under the applicable state securities laws) and made a then current Prospectus available to exercising Holders for a 90-day period.

            No Warrant that is part of a CRESTS Unit will be exercisable until the components of such CRESTS Unit have been separated in accordance with the terms of the Unit Agreement, except that a Warrant that is a component of a CRESTS Unit may be exercised in accordance with a Remarketing of the Preferred Security that is also a component of such CRESTS Unit.

            SECTION 7. Payment of Taxes. The Company shall pay any and all stamp or other taxes, duties or governmental charges attributable to the issuance or transfer of Warrant Certificates or Warrant Shares upon the exercise of Warrants; provided that the Company shall not be required to pay any taxes, duties or governmental charges which may be payable in respect of Warrant Shares in a name other than that of the Holder of the surrendered Warrant Certificate.

            SECTION 8. Reservation of Warrant Shares.

            8.1. Number of Warrant Shares

            The Company shall at all times reserve and keep available, free from preemptive or other similar rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants. The Transfer Agent will be irrevocably authorized and directed at all times to reserve such number of authorized shares of Common Stock as shall be required for such purpose. The Company shall supply the Transfer Agent with duly executed certificates for the Warrant Shares for such purpose and shall provide or otherwise make available any cash which may be payable as provided in Section 13 hereof. The Company shall furnish such Transfer Agent a copy of all notices transmitted to Holders of the Warrants pursuant to Section 14 hereof.

            8.2. Additional Corporate Action

            Before taking any action which would cause an adjustment pursuant to Sections 10 or 12 hereof to reduce the Exercise Price Per Share below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may duly and validly issue fully paid and nonassessable Warrant Shares at the Exercise Price Per Share as so adjusted.

            8.3. Covenants

            The Company covenants that all Warrant Shares issuable upon exercise of Warrants in accordance with the terms of this Agreement will, upon such issuance, be duly and validly issued, fully paid and nonassessable, free of preemptive or other similar rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof (other than any created by the Holders).

            SECTION 9. Obtaining Stock Exchange Listings. The Company will from time to time take all action necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on each principal securities exchange and market (including, without limitation, the New York Stock Exchange) within the United States of America, if any, on which other shares of Common Stock are then listed. The Company will obtain and keep all required permits and records in connection with such listing.

            SECTION 10. Adjustment of Exercise Price Per Share, Warrant Exercise Price and Number of Warrant Shares Issuable. The number and kind of Warrant Shares issuable upon the exercise of Warrants, the Exercise Price Per Share and the Warrant Exercise Price shall be subject to adjustment from time to time as follows:

         (a) Stock Splits, Combinations, etc. In case the Company shall hereafter (A) pay a dividend or make a distribution on its Common Stock in shares of its capital stock (whether shares of Common Stock or other equity interests of the Company), (B) subdivide or split its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the Exercise Price Per Share in effect immediately prior to such action and, if applicable, the amount and/or type of security issuable upon any exercise of a Warrant shall be adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive upon payment of the Warrant Exercise Price the kind and amount of shares of capital stock of the Company which such Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, split, combination or reclassification. If, as a result of an adjustment made pursuant to this paragraph, the Holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive) shall determine the allocation of the adjusted Warrant Exercise Price between or among shares of such classes of capital stock.

         (b) Reclassification, Combinations, Mergers, etc. In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than as set forth in paragraph (a) above and other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision, split or combination), or in case of any consolidation or merger of the Company with or into another Person (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants), or in case of any sale, conveyance or transfer to another Person of the property of the Company as an entirety or substantially as an entirety, except any such transaction covered by paragraph (d) below, then, as a condition of such reclassification, change, consolidation, merger, sale, conveyance or transfer, the Company or such a successor or purchasing Person, as the case may be, shall forthwith make lawful and adequate provision whereby the Holder of all Warrants then outstanding shall have the right thereafter to receive upon exercise thereof the kind and amount of shares of stock or other securities or property receivable upon such reclassification, change, consolidation, merger, sale, conveyance or transfer by a holder of the number of shares of Common Stock issuable upon exercise of such Warrants immediately prior to such reclassification, change, consolidation, merger, sale, conveyance or transfer. Such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments specified in this Agreement. The above provisions of this paragraph
(b) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, conveyances or transfers.

         (c) Distribution of Options or Convertible Securities. In the event that (x) the Company shall issue, sell, distribute or otherwise grant in any manner (including by assumption) to all holders of the Common Stock any rights, warrants or options entitling such holders to subscribe for or purchase Common Stock or any stock or securities convertible into or exercisable or exchangeable for Common Stock (any such rights, warrants or options being herein called "Options" and any such convertible, exercisable or exchangeable stock or securities being herein called "Convertible Securities") (other than a dividend or distribution subject to paragraph (a) above), whether or not such Options or the conversion, exercise or exchange rights are then vested and (y) the price per share at which Common Stock is issuable upon the exercise of such Options or upon the conversion, exercise or exchange of such Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the issuance, sale, distribution or granting of such Options or such Convertible Securities, plus the minimum aggregate amount (determined without regard to possible adjustments that are contingent upon future events) of additional consideration, if any, payable to the Company upon the exercise of all such Options or upon conversion, exercise or exchange of all such Convertible Securities, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion, exercise or exchange of all such Convertible Securities, by (ii) the total maximum number of shares (determined without regard to possible adjustments that are contingent upon future events) of Common Stock issuable upon the exercise of all such Options or upon the conversion, exercise or exchange of all such Convertible Securities or upon the conversion, exercise or exchange of all Convertible Securities issuable upon the exercise of all such Options) shall be less than the Current Market Price per share of Common Stock on the record date for the issuance, sale, distribution or granting of such Options or Convertible Securities (any such event being herein called a "Distribution"), then, effective upon such Distribution, (I) the Exercise Price Per Share shall be reduced to the price (calculated to the nearest 1/1,000 of one cent) determined by multiplying the Exercise Price Per Share in effect immediately prior to such Distribution by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately prior to such Distribution multiplied by the Current Market Price per share of Common Stock on the record date for such Distribution plus (2) the consideration, if any, received by the Company upon such

Distribution, and the denominator of which shall be the product of (A) the total number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately after such Distribution multiplied by (B) the Current Market Price per share of Common Stock on the record date for such Distribution and (II) the number of Warrant Shares issuable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock so issuable immediately prior to such Distribution by a fraction, the numerator of which shall be the Exercise Price Per Share in effect immediately prior to the adjustment required by clause (I) of this sentence and the denominator of which shall be the Exercise Price Per Share in effect immediately after such adjustment (for the purposes of this clause (II) without giving effect to the provisions of Section 10(k)). Such adjustments shall be made whenever such Options or Convertible Securities are issued, sold, distributed or granted. Except as provided in paragraphs (l) and (m) below, no additional adjustment of the Exercise Price Per Share shall be made upon the actual exercise of such Options or upon conversion, exercise or exchange of the Convertible Securities or upon the conversion, exercise or exchange of the Convertible Securities issuable upon the exercise of such Options.

      For purposes of the foregoing, the total maximum number of shares of Common Stock issuable upon exercise of all such Options or upon conversion, exercise or exchange of all such Convertible Securities or upon the conversion, exercise or exchange of the total maximum amount of the Convertible Securities issuable upon the exercise of all such Options shall be deemed to have been issued as of the date of such Distribution and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration therefor such price per share, determined as provided above, which shall constitute consideration received by the Company upon such Distribution for purposes of the foregoing calculations. For purposes of the foregoing, the total number of shares of Common Stock issuable upon conversion, exercise or exchange of outstanding Options or Convertible Securities shall be deemed outstanding before and after such Distribution if the conversion, exercise or exchange price with respect thereto is less than the Current Market Value.

      (d) Other Issuances of Common Stock, Options or Convertible Securities. Upon any issuance of Common Stock, Options or Convertible Securities as to which paragraphs (a), (b) and (c) above are not applicable, in the event that at any time or from time to time the Company shall issue (i) shares of Common Stock (subject to the provisions set forth below), (ii) Options (provided, however, that no adjustment shall be made upon the exercise of such Options) or (iii) Convertible Securities (provided, however, that no adjustment shall be made upon the conversion, exchange or exercise of such Convertible Securities (other than issuances specified in (i), (ii) or (iii) which are made as the result of antidilution adjustments in such securities)) at a price per share (determined, in the case of Options and Convertible Securities, as provided in clause (y) of paragraph (c) above) at the date of such issuance that is less than the then Current Market Price per share of Common Stock, then the Warrant Shares issuable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of Warrant Shares theretofore issuable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such sale or issuance (including shares deemed outstanding as provided in paragraph (c) above) plus the number of additional shares of Common Stock into or for which such securities that are issued are convertible, exchangeable or exercisable, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such sale or issuance (including shares deemed outstanding as provided in paragraph (c) above) plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company (assuming the conversion, exercise or exchange of all such Options or Convertible Securities, if any) would purchase at the then Current Market Price per share of Common Stock, and subject to paragraph (k) below, the Exercise Price Per Share shall be adjusted to a number determined by dividing the Exercise Price Per Share immediately prior to such date of issuance by the aforementioned fraction; provided, however, that no adjustment to the number of Warrant Shares issuable upon the exercise of the Warrants or to the Exercise Price Per Share shall be made as a result of (i) the issuance of shares of Common Stock, Options and/or Convertible Securities in bona fide public or private offerings that are underwritten or in which a placement agent is retained by the Company or (ii) the issuance of Options or shares of Common Stock pursuant to any employee benefit plans approved by the Board of Directors. Such adjustments shall be made whenever such Common Stock, Options and/or Convertible Securities are issued. No adjustment shall be made pursuant to this paragraph which shall have the effect of decreasing the number of Warrant Shares issuable upon exercise of the Warrants or of increasing the Exercise Price Per Share, except by operation of paragraph (l) or (m) below. For purposes of this paragraph only, any issuance of Common Stock, Options or Convertible Securities in exchange for or otherwise in connection with the bona fide acquisition of property or assets of any kind (excluding any such exchange exclusively for cash) of any Person at a price per share determined by the Board of Directors to be equal to the fair market value thereof at the time an agreement in principle is reached or at the time a definitive agreement is entered into shall be deemed to have been made at a price per share equal to the Current Market Price per share at the record date with respect to such issuance if such definitive agreement is entered into within 90 days of the date of such agreement in principle.

      (e) Distribution of Cash. In case the Company shall, by dividend or otherwise, distribute to all holders of the Common Stock cash (other than regular quarterly cash dividends, as to which paragraph (g) below applies) in an aggregate amount that, together with (i) the aggregate amount of any distributions to all holders of the Common Stock (other than regular quarterly cash dividends) made exclusively in cash within the 12 months preceding the date of payment of such distribution and (ii) the aggregate of any cash plus the fair market value, as of the expiration of the applicable tender or exchange offer referred to in paragraph (f) below (as determined by the Board of Directors, whose determination shall be conclusive), of consideration payable in respect of any tender or exchange offer by the Company or any subsidiary of the Company for all or any portion of the Common Stock expiring within the 12 months preceding the date of payment of such distribution made, exceeds 15% of the Aggregate Market Capitalization on the date for the determination of holders of shares of Common Stock entitled to receive such distribution, then, and in each such case, immediately after the close of business on such date for determination, then (A) the Exercise Price Per Share shall be reduced to the price (calculated to the nearest 1/1,000 of one cent) determined by multiplying the Exercise Price Per Share in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction, the numerator of which shall be equal to the Current Market Price per share of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the combined amount distributed or payable in the transactions as described above and (y) the number of shares of Common Stock outstanding on such date for determination, and the denominator of which shall be equal to the Current Market Price per share of the Common Stock on such date for determination and (B) the number of Warrant Shares issuable upon exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock so issuable immediately prior to such distribution by a fraction, the numerator of which shall be the Exercise Price Per Share in effect immediately prior to the adjustment required by clause (A) of this sentence and the denominator of which shall be the Exercise Price Per Share in effect immediately after such adjustment (for the purposes of this clause (B) without giving effect to the provisions of paragraph (k)).

      (f) Tender Offers or Exchange Offers. In case a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders (based upon the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares (as defined below) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive) that, together with (i) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by the Company or any subsidiary of the Company for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and (ii) the aggregate amount of any distributions (other than regular quarterly cash dividends) to all holders of the Common Stock made exclusively in cash within the 12 months preceding the expiration of such tender or exchange offer exceeds 15% of the Aggregate Market Capitalization as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender or exchange offer (as it may be amended), then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, then (A) the Exercise Price Per Share shall be reduced to the price (calculated to the nearest 1/1,000 of one cent) determined by multiplying the Exercise Price Per Share in effect immediately prior to the close of business as of the Expiration Time by a fraction, the numerator of which shall be equal to the Current Market Price per share of the Common Stock as of the Expiration Time less an amount equal to the quotient of
(x) the combined amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders in the transactions as described above and (y) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time, and the denominator of which shall be equal to the Current Market Price per share of the Common Stock as of the Expiration Time (it being understood that the shares accepted in the tender or exchange offer, up to any specified maximum, are referred to herein as the "Purchased Shares") and (B) the number of Warrant Shares issuable upon exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock so issuable immediately prior to the Expiration Time by a fraction, the numerator of which shall be the Exercise Price Per Share in effect immediately prior to the adjustment required by clause (A) of this sentence and the denominator of which shall be the Exercise Price Per Share in effect immediately after such adjustment (for the purposes of this clause (B) without giving effect to the provisions of paragraph (k)).

      (g) Dividends and Distributions. In the event the Company shall distribute to all holders of the Common Stock any dividend or other distribution of cash, evidences of its indebtedness, other securities or other properties or assets (in each case other than (i) dividends payable in Options or Convertible Securities or rights to acquire the same and (ii) any cash dividend that, when added to all other cash dividends paid in the same fiscal year prior to the declaration date of such dividend (excluding any such other dividend included in a previous adjustment of the Exercise Price Per Share pursuant to paragraphs (e) or (f) above or this paragraph (g)), does not exceed the Company's retained earnings as of the end of the immediately preceding fiscal period), then (A) the Exercise Price Per Share shall be decreased to a price (calculated to the nearest 1/1,000 of one cent) determined by multiplying the Exercise Price Per Share then in effect by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on the record date for such distribution less the sum of (X) the cash portion, if any, of such distribution per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution plus
(Y) the then fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive) per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution of that portion, if any, of such distribution consisting of evidences of indebtedness, other securities, other properties or other assets, and the denominator of which shall be the Current Market Price per share of Common Stock on the record date for such distribution and (B) the number of Warrant Shares issuable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock so issuable immediately prior to the record date for such distribution by a fraction, the numerator of which shall be the Exercise Price Per Share in effect immediately prior to the adjustment required by clause (A) of this sentence and the denominator of which shall be the Exercise Price Per Share in effect immediately after such adjustment (for the purposes of this clause (B) without giving effect to the provisions of paragraph (k)). The adjustments required by this paragraph shall be made whenever any such distribution occurs retroactive to the record date for the determination of stockholders entitled to receive such distribution.

      (h) Business Combination; Liquidation. In the event of (A) a business combination where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (B) the dissolution, liquidation or winding-up of the Company, Holders shall be entitled to receive, upon surrender of their Warrant Certificates, distributions on an equal basis with the holders of Common Stock or other securities, issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Warrant Exercise Price. Upon receipt of such payment, if any, the Warrants will expire and the rights of the Holders will cease. In case of any combination described in this paragraph (h), the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company shall deposit promptly with the Warrant Agent the funds, if any, necessary to pay to the Holders of the Warrants the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificates are received, the Warrant Agent is required to deliver a check in such amount as is appropriate, as instructed by the Company (or, in the case of consideration other than cash, such other consideration as is appropriate), to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrants.

      (i) Certain Distributions. If the Company shall pay a dividend payable in Options or Convertible Securities or make any other distribution payable in Options or Convertible Securities, then, for purposes of paragraph (c) above, such Options or Convertible Securities shall be deemed to have been issued or sold without consideration.

      (j) Consideration Received. If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for consideration other than cash, the amount of the consideration other than cash received by the Company in respect thereof shall be deemed to be the then fair market value of such consideration (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive). If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as is established in good faith by the Board of Directors of the Company.

      (k) Deferral of Certain Adjustments. No adjustment to the Exercise Price Per Share (including the related adjustment to the number of Warrant Shares issuable upon the exercise of each Warrant) shall be required hereunder unless such adjustment, together with other adjustments carried forward as provided below, would result in an increase or decrease of at least one percent of the Exercise Price Per Share; provided that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment need be made for a change in the par value of the Common Stock. All calculations under this Section 10 shall be made to the nearest 1/1,000 of one cent or to the nearest 1/1,000 of a share, as the case may be.

      (l) Changes in Options and Convertible Securities. If the exercise price provided for in any Options referred to in paragraphs (c) and (d) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraphs (c) and (d) above, or the rate at which any Convertible Securities referred to in paragraphs (c) and (d) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this
Section 10), the Exercise Price Per Share then in effect and the number of Warrant Shares issuable upon the exercise of each Warrant shall forthwith be readjusted (effective only with respect to any exercise of any Warrant after such readjustment) to the Exercise Price Per Share and number of Warrant Shares so issuable that would then be in effect had the adjustment made upon the issuance, sale, distribution or granting of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be, but only with respect to such Options and Convertible Securities as then remain outstanding.

      (m) Expiration of Options and Convertible Securities. If, at any time after any adjustment to the Exercise Price Per Share and the number of Warrant Shares issuable upon the exercise of each Warrant shall have been made pursuant to paragraph (c), (d) or (g) above or this paragraph, any Options or conversion rights of Convertible Securities shall have expired unexercised, the Exercise Price Per Share and the number of Warrant Shares issuable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock deemed to have been issued in connection with such Options or Convertible Securities were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or Convertible Securities and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale, distribution or granting of all such Options or Convertible Securities, whether or not exercised; provided that no such readjustment shall have the effect of increasing the Exercise Price Per Share or decreasing the number of such Warrant Shares so issuable by an amount (calculated by adjusting such increase or decrease to account for all other adjustments made pursuant to this Section 10 following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the issuance, sale, distribution or granting of such Options or Convertible Securities.

      (n) Other Adjustments. The Company may at any time reduce the Exercise Price Per Share for any period of time (but not less than 20 Business Days) when deemed appropriate by the Board of Directors of the Company, provided that the Exercise Price Per Share may not be reduced to an amount that is less than the par value of the Common Stock. In the event that at any time, as a result of an adjustment made pursuant to any provision of this Section 10, the Holders shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of the Warrants and the Exercise Price Per Share applicable to such exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained herein.

      (o) Exercise Price Per Share; Warrant Exercise Price. Upon any adjustment of the Warrant Exercise Price pursuant to Section 6.3, the Exercise Price Per Share shall be adjusted so as to equal the adjusted Warrant Exercise Price divided by the number of shares of Common Stock issuable upon exercise of a Warrant. Upon any adjustment of the Exercise Price Per Share pursuant to paragraph (n) above, the Warrant Exercise Price shall be adjusted to equal the Exercise Price Per Share multiplied by the number of shares of Common Stock issuable upon exercise of a Warrant. Other adjustments to the Exercise Price Per Share pursuant to this Section 10, together with the related adjustment in the number of Warrant Shares issuable upon exercise of a Warrant, will result in no adjustment to the Warrant Exercise Price.

            SECTION 11. Statement on Warrants. Irrespective of any adjustment in the number or kind of shares issuable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares initially issuable upon exercise pursuant to this Agreement as are stated in the initially issued Warrants.

            SECTION 12. No Dilution or Impairment; Capital and Ownership Structure. If any event shall occur as to which the provisions of Section 10 hereof are not strictly applicable but the failure to make any adjustment would adversely affect the purchase rights represented by the Warrants so as to be contrary to the essential intent and principles of such Section, then, in each such case, the Company shall appoint an investment banking firm of recognized national standing which does not have a direct or material indirect financial interest in the Company or any of its subsidiaries and which has not been, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of its directors, officers, employees, affiliates or stockholders are) a promoter, director or officer of the Company or any of its subsidiaries, to give their opinion that as to what adjustment, if any, is necessary to preserve, on a basis consistent with the essential intent and principles established in Section 10 hereof, the purchase rights represented by the Warrants. Upon receipt of such opinion, the

Company will promptly mail a copy thereof to the holders of the Warrants and shall make any adjustment described therein.

            The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will take all such action as may be necessary or appropriate in order that the Company may duly and validly issue fully paid and nonassessable shares of Common Stock upon the exercise of the Warrants from time to time outstanding and (b) will not take any action which results in any adjustment of the Exercise Price Per Share if the total number of Warrant Shares issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's certificate of incorporation and available for the purposes of issue upon such exercise.

            SECTION 13. Fractional Interest. The Company shall not be required to issue fractional shares of Common Stock upon the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock issuable upon exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section, be issuable upon the exercise of any Warrant (or specified portion thereof), the Company shall direct the Transfer Agent to pay an amount in cash, calculated by the Transfer Agent, to equal the then Current Market Price per share multiplied by such fraction computed to the nearest whole cent. The Holders, by their acceptance of the Warrant Certificates, expressly waive any and all rights to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

            SECTION 14. Notices to Warrant Holders; No Rights as Shareholders. Upon any adjustment of the Exercise Price Per Share and/or the Warrant Exercise Price in accordance with the terms of this Agreement, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of nationally recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the Exercise Price Per Share and/or the Warrant Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment, upon exercise of a Warrant and payment of the Warrant Exercise Price, which certificate, absent manifest error, shall be conclusive evidence of the correctness of the matters set forth therein and (ii) cause to be given to each of the Holders of the Warrants at their addresses appearing in the register maintained by the Warrant Registrar written notice of such adjustment by first-class mail, postage prepaid. The Warrant Agent shall be entitled to rely on the above-referenced accountant's certificate and shall be under no duty or responsibility with respect to any such certificate, except to make the same available to any Holder for inspection during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the number of shares of Common Stock or other stock or property issuable upon exercise of the Warrants, the Exercise Price Per Share or the Warrant Exercise Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value (or the kind or amount) of any Warrant Shares or other stock or property which may be issuable upon exercise of the Warrants. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Warrant Shares or stock certificates or other common stock or property upon the exercise of any Warrant.

            In case:

            (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or securities convertible into or exercisable for shares of Common Stock or of any other subscription rights or warrants; or

            (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of indebtedness, shares of capital stock, cash or other assets of the Company (other than cash dividends or other cash distributions payable out of retained earnings and other than those rights, options and warrants referred to in clause (a) above); or

            (c) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, conveyance or transfer of the properties and assets of the Company as an entirety or substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value), or a tender offer or exchange offer for shares of Common Stock; or

            (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

            (e) of the occurrence of a Reset Event; or

            (f) the Company proposes to take any action not referred to above that would require an adjustment of the Exercise Price Per Share or the Warrant Exercise Price or the number of Warrant Shares in accordance with the terms of this Agreement;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the Holders of the Warrants at their addresses appearing in the register maintained by the Warrant Registrar, at least 20 calendar days prior to the applicable record date or other applicable determination date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock entitled to receive any such distributions are to be determined or (ii) the date on which any such reclassification, consolidation, merger, sale, conveyance, transfer, dissolution, liquidation or winding up, or the Reset Date, as the case may be, is expected to become effective or consummated, and the date as of which it is expected that holders of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 14 or any defect therein shall not affect the legality or validity of the proceedings described in this Section.

            SECTION 15. Merger, Consolidation or Change of Name of Warrant Agent. Any corporation or other association into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation or other association resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation or other association succeeding to the part of the business of the Warrant Agent that includes services hereunder, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor to the Warrant Agent under the provisions of Section 17 hereof. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to each Holder at such Holder's last address as shown on the register maintained by the Warrant Registrar. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

            In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

            SECTION 16. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound:

            (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken (including the Warrant Agent's countersignature) or to be taken by it.

            (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

            (c) The Warrant Agent may consult at any time with counsel of its own selection (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder so long as taken, suffered or omitted in good faith and in accordance with the opinion or the advice of such counsel.

            (d) Before the Warrant Agent acts or refrains from acting with respect to the Warrants, it may require an officer's certificate or an opinion of counsel, or both, from the Company. The Warrant Agent may conclusively rely upon, and shall incur no liability or responsibility to the Company or to any Holder of any Warrant for, any action taken in reliance on any Warrant, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper of the Company, document or instrument (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed, sent or presented by the proper party or parties.

            (e) The Company agrees to pay to the Warrant Agent such compensation as shall be agreed upon from time to time for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes, duties and governmental charges and other charges of any kind and nature reasonably incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, claims, damages, losses and expenses (including taxes other than taxes based on the income of the Warrant Agent and judgments, reasonable costs and counsel fees and expenses), for anything done or omitted by the Warrant Agent in the execution of this Agreement or arising out of or in connection with its performance of its obligations or duties under this Agreement, except to the extent such liabilities are attributable to the Warrant Agent's negligence, bad faith or willful misconduct. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity; provided that the failure by the Warrant Agent to so notify the Company shall not relieve its obligations hereunder. The Company shall defend any such claim and the Warrant Agent shall cooperate in the defense. The Warrant Agent may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel only if counsel for the Company has interests which conflict with those of the Warrant Agent and, if so, counsel selected by the Warrant Agent must be reasonably satisfactory to the Trust. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

            (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders of Warrants shall furnish the Warrant Agent with security and indemnity reasonably satisfactory to it for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as is necessary, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the Holders of the Warrants, as their respective rights or interests may appear.

            (g) Nothing in this Agreement shall prevent the Warrant Agent, or any stockholder, director, officer or employee of the Warrant Agent, from buying, selling or dealing in any of the Warrants or other securities of the Company or becoming pecuniarily interested in any transaction in which the Company may be interested, or contracting with or lending money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

            (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence, bad faith or willful misconduct.

            (i) The Warrant Agent shall not be accountable with respect to whether any Warrant Shares or other stock or property issuable upon exercise of the Warrants will, when issued, be validly issued and fully paid and nonassessable and makes no representation with respect thereto.

            (j) The Warrant Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent.

            (k) The Warrant Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Warrant Agent and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Warrant Agent, the Warrant Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

            (l) The Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

            (m) The Warrant Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority of the number of the then outstanding Warrants (excluding Warrants held by the Company or any of its Affiliates) relating to the time, method and place of conducting any proceeding for any remedy available to the Warrant Agent, or exercising any trust or power conferred upon the Warrant Agent, under this Agreement with respect to the Warrants.

            (n) No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (o) The Warrant Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document.

            (p) The Warrant Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            (q) The Warrant Agent shall not be deemed to have notice of any default under this Agreement unless a Responsible Officer of the Warrant Agent has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Warrant Agent at the office of the Warrant Agent.

            (r) The rights, privileges, protections, immunities and benefits given to the Warrant Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Warrant Agent in each of its capacities hereunder.

            (s) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Warrant Agent shall be subject to the provisions of this Section.

            SECTION 17. Resignation and Removal of Warrant Agent; Appointment of Successor. No resignation or removal of the Warrant Agent and no appointment of a successor Warrant Agent shall become effective until the acceptance of appointment by the successor Warrant Agent as provided herein. The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent's own negligence, bad faith or willful misconduct) after giving written notice to the Company. The Company may remove the Warrant Agent upon written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the Company's expense, cause to be mailed (by first class mail, postage prepaid) to each Holder of a Warrant at his last address as shown on the register maintained by the Warrant Registrar a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new Warrant Agent. If the Company shall fail to make such appointment within a period of 30 calendar days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the resigning Warrant Agent or the Holder of any Warrant may at the expense of the Company apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent, whether appointed by the Company or by such a court, shall be a corporation or other association doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any new Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new Warrant Agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been named herein as the original Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall give notice thereof to the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new Warrant Agent, as the case may be.

            SECTION 18. Reports. So long as any of the Warrants remain outstanding, but only to the extent the Company is required to send such documents to the holders of its outstanding Common Stock, whether or not required by the rules and regulations of the Commission, the Company shall furnish to the Holders of the Warrants (and to the beneficial owners therein, upon request): (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

            The Company shall provide the Warrant Agent with a sufficient number of copies of all reports filed with the Commission pursuant to the immediately preceding paragraph that the Warrant Agent may be required to deliver to the Holders of the Warrants under this Section.

            SECTION 19. Notices. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the Holder of any Warrant to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                        Hercules Incorporated
                        Hercules Plaza
                        1313 North Market Street
                        Wilmington, Delaware 19894-0001
                        Telephone No:  (302) 594-5000
                        Telecopier No.:  (302) 594-5210
                        Attention:  Israel J. Floyd, Esq.

            In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

            Any notice pursuant to this Agreement to be given by the Company or by the Holder of any Warrant to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

                        The Chase Manhattan Bank
                        c/o Chase Manhattan Trust Company, N.A.
                        One Liberty Place, 52nd Floor
                        1650 Market Street
                        Philadelphia, Pennsylvania 19103
                        Telecopier No.:  (215) 972-8372
                        Attention:  Capital Markets Fiduciary Services

            Any notice pursuant to this Agreement to Holders of the Warrants by the Company or the Warrant Agent shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder, at the address appearing in the register maintained by the Warrant Registrar, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

            If by reason of the suspension of or irregularities in regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders as shall be made with the approval of the Warrant Agent shall constitute a sufficient notification to such Holders for ever purpose hereunder.

            SECTION 20. Supplements and Amendments. The Company and the Warrant Agent may from time to time amend or supplement this Agreement without the approval of any Holder of Warrants in order to cure any ambiguity or to cure, correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way materially adversely affect the interests of any Holder of Warrants. The Company and the Warrant Agent may amend or supplement this Agreement or the Warrants with the consent of Holders of a majority of the number of the then outstanding Warrants (excluding Warrants held by the Company or any of its Affiliates). However, the consent of each Holder of a Warrant shall be required for any amendment or supplement pursuant to which (i) the Exercise Price Per Share would be increased, except as otherwise explicitly specified in this Agreement, (ii) the number of Warrant Shares issuable upon exercise of Warrants would be decreased, except as otherwise explicitly specified in this Agreement, (iii) the Expiration Date would be accelerated, except as otherwise explicitly specified in this Agreement, (iv) the rights of any Holder would be materially and adversely affected or (v) the percentage of the number of then outstanding Warrants the consent of whose Holders of which is required for amendments or supplements would be reduced. The Warrant Agent shall be entitled to receive and, subject to Section 16, shall be fully protected in relying upon, an officers' certificate and opinion of counsel as conclusive evidence that any such amendment or supplement is authorized or permitted hereunder, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

            SECTION 21. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

            SECTION 22. Termination. This Agreement shall terminate at 5:00 p.m., New York City time, on the Expiration Date.

            SECTION 23. Governing Law. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES.

            SECTION 24. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Warrant Agent and the Holders of Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of Warrants.

            SECTION 25. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                    HERCULES INCORPORATED


                                    By: /s/ GEORGE MACKENZIE
                                       ---------------------------------------
                                        Name:  George MacKenzie
                                        Title: Senior Vice President and
                                               Chief Financial Officer








THE CHASE MANHATTAN BANK,
as Warrant Agent


By:  /s/ JOSEPH C. PROGAR
   ------------------------------------------
       Authorized Signature

                                    EXHIBIT A
                          [Form of Warrant Certificate]

                                     [Face]

No. W-001                                                 Up to 350,000 Warrants
CUSIP No. 427098116

                               Warrant Certificate

                              Hercules Incorporated

            This Warrant Certificate certifies that Cede & Co., or its registered assigns, is the registered holder of up to 350,000 warrants as reflected in the Schedule of Exchanges of Interests of Global Warrant attached hereto (the "Warrants") expiring March 31, 2029 (the "Expiration Date"), subject to adjustment as described in the Warrant Agreement, dated as of July 27, 1999 (the "Warrant Agreement"), between Hercules Incorporated, a Delaware corporation (the "Company"), and The Chase Manhattan Bank, as Warrant Agent (the "Warrant Agent"), to purchase common stock, without par value ($25/48 stated value) (the "Common Stock"), of the Company. Each Warrant entitles the registered holder, upon exercise at any time (or from time to time) prior to 5:00 p.m., New York City time, on any Business Day (as defined in the Warrant Agreement) on or prior to the Expiration Date, to purchase from the Company
23.4192 fully paid and nonassessable shares of Common Stock (the "Warrant Shares") at the initial exercise price of $1,000 (the "Warrant Exercise Price") (equal to $42.70 per share (the "Exercise Price Per Share")), subject to adjustment as described in the Warrant Agreement, payable upon surrender of this Warrant Certificate and payment of the Warrant Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

            No Warrant may be exercised after the Expiration Date and, to the extent not exercised prior to 5:00 p.m., New York City time, on the Expiration Date, such Warrants shall become void.

            Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

            This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

            This Warrant Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware.

            IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its duly authorized representative by a manual or facsimile signature.



Dated: July 27, 1999                HERCULES INCORPORATED
--------------------

                                    By: __________________________________
                                        Name:
                                        Title:


Countersigned:

THE CHASE MANHATTAN BANK,
as Warrant Agent


By: __________________________
      Authorized Signature


Dated: July 27, 1999
      ----------------

                                    [Reverse]

THIS WARRANT CERTIFICATE IS A GLOBAL WARRANT WITHIN THE MEANING OF THE WARRANT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") OR A NOMINEE OF THE DEPOSITARY. THIS WARRANT CERTIFICATE IS EXCHANGEABLE FOR WARRANTS REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN SUCH WARRANT AGREEMENT, AND NO TRANSFER OF THIS WARRANT CERTIFICATE (OTHER THAN A TRANSFER OF THIS WARRANT CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS WARRANT CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO HERCULES INCORPORATED OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY WARRANT CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      The Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Holders of the Warrants. A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company or the Warrant Agent.

      The Holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Warrant Exercise Price at the office of the Warrant Agent, all in accordance with the Warrant Agreement. In the event that upon any exercise of Warrants evidenced by this Warrant Certificate the number of Warrants exercised shall be less than the total number of Warrants evidenced by this Warrant Certificate, there shall be issued to the Holder hereof or its assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

                         [Form of Election to Purchase]

                  (To Be Executed Upon Exercise Of Any Warrant)

            The undersigned hereby irrevocably elects to exercise ____________ Warrants, represented by this Warrant Certificate, to purchase __________ shares of Common Stock and herewith tenders payment for such shares to the order of Hercules Incorporated in the amount of $_____ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of _____________________________, whose address is _____________________________, and that such shares be delivered to
_____________________________, whose address is _____________________________.
If said number of shares is less than all of the shares of Common Stock issuable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of _____________________________, whose address is _____________________________, and that such Warrant Certificate be delivered to _____________ whose address is
_____________________________.



                                    ______________________________________
                                    Signature
Date:

                                    ______________________________________
                                    Signature Guaranteed

                                    Signatures must be guaranteed by an
                                    "eligible guarantor institution" meeting the requirements of the Warrant Registrar, which requirements include membership or participation in the Security Transfer
                                    Agent Medallion Program ("STAMP") or
                                    such other "signature guarantee program" as may be determined by the Warrant Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              SCHEDULE OF EXCHANGES OF INTERESTS OF GLOBAL WARRANT

      Unless otherwise specified below, the Warrants represented by this Global Warrant shall have a zero balance.

      The following exchanges of a part of this Global Warrant have been made:

                      Amount of              Number of
                     increase in         Warrants in this       Signature of
                      Number of           Global Warrant         authorized
   Date of         Warrants in this       following such        signatory of
   Exchange         Global Warrant           increase          Warrant Agent
--------------------------------------------------------------------------------